UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 26, 2012
Date of report (Date of earliest event reported)

CVD EQUIPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation or Organization)

1-16525	11-2621692
(Commission File Number)	(IRS Employer Identification No.)

1860 Smithtown Ave., Ronkonkoma, New York 11779
(Address of Principal Executive Offices, Including Zip Code)

(631) 981-7081
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

As previously disclosed in the Company’s Reports on Form 8-K, filed with the Securities and Exchange Commission on December 6, 2011 and January 17, 2012, the Company and SKA Machining, Inc. (“SKA”) entered into a certain contract of sale, dated November 30, 2011 (the “Agreement”), pursuant to which the Company agreed to sell to SKA its facility located at 979 Marconi Avenue, Ronkonkoma, New York 11779 (“Premises”).  SKA subsequently assigned its rights in the Agreement to its affiliate, K.A.V. Realty Associates, LLC (“KAV”).  On April 26, 2012, the Company and KAV closed on the sale of the Premises as contemplated under the Agreement (the “Closing”).

The purchase price for the Premises was $1,659,375, exclusive of closing costs (the “Purchase Price”).  Upon execution of the Agreement, SKA deposited the sum of $100,000 into escrow as an initial down payment against the Purchase Price and the remaining balance of $1,559,375 was paid at the Closing.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.  The following exhibit is filed as part of this Report on Form 8-K:

Exhibit No.                                Description of Exhibit

99.1	Press Release, dated April 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVD EQUIPMENT CORPORATION

Date: May 2, 2012	/s/ Leonard A. Rosenbaum
Name: Leonard A. Rosenbaum
Title: Chairman, President,
Chief Executive Officer and Director (Principal Executive Officer)